Exhibit 99.1

                    Faro Hits Record Sales in Second Quarter

    LAKE MARY, Fla., July 15 /PRNewswire-FirstCall/ -- FARO Technologies, Inc. (Nasdaq: FARO) today reported sales of approximately $24.1 million, a record for any quarter, in the fiscal second quarter ended July 3, 2004, a 48.8% increase from approximately $16.2 million in the second quarter of 2003. The Company reported new order bookings of approximately $21.9 million during the second quarter, an increase of $5.7 million, or 35.2% compared with approximately $16.2 million in the year-ago quarter.

    Sales were highest in Europe at $10.8 million, an increase of $3.9 million, or 56.5% compared to $6.9 million in the second quarter of 2003. Sales in the Americas increased 27.2% to $10.3 million compared to $8.1 million in the second quarter of 2003. Sales in the Asia/Pacific region increased 130.8% to $3.0 million from $1.3 million in the second quarter of 2003.

    "We are maintaining our sales forecast for 2004 at $90-$93 million, a 25%- 30% increase over $71.8 million in 2003, based on the 35.2% increase in new orders in the second quarter, and our historical cyclical sales pattern," said Simon Raab, Faro's President and CEO. "We intend to review our earnings guidance for 2004 in conjunction with our second quarter earnings release."

    The Company expects to issue its complete earnings release for the second quarter of 2004 on August 4, 2004.


    This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as "may," "believes," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "will," "should," "could," "projects," "forecast," and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

    Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:


    * our inability to  maintain historical or projected sales growth rates;

    * the cyclical nature of the industries of our customers and the financial condition of our customers;

    * the failure to effectively manage our growth;

    * the other risks detailed in the Company's Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.


    Forward-looking statements in this release represent the Company's judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.


    About FARO:

    FARO Technologies, Inc. (Nasdaq: FARO) and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company's products allow manufacturers to perform three-dimensional inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors, and thereby increases productivity and profitability for a variety of industries in FARO's worldwide customer base. Principal products include the FARO Gage(TM), Platinum and Titanium FaroArms(R), the FARO Laser Tracker(R) and a CAM2(R) family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO 9001 certified and Guide 25 approved. Learn more at http://www.faro.com.



SOURCE  FARO Technologies, Inc.
    -0-                             07/15/2004
    /CONTACT: Greg Fraser, EVP & CFO, FARO Technologies, +1-407-333-9911; or Vic Allgeier, The TTC Group, +1-212-227-0997, for FARO/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20000522/FLM035LOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.faro.com/
    (FARO)

CO:  FARO Technologies, Inc.
ST:  Florida
IN:  AUT MAC STW CPR
SU: